UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 26, 2022

Commission file number 001-31220

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

P.O. Box 2947 346 North Mayo Trail Pikeville, Kentucky	41502
(Address of principal executive offices)	(Zip code)

(606) 432-1414 (Registrant’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock (Title of class)

CTBI	The NASDAQ Global Select Market
(Trading symbol)	(Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders

Community Trust Bancorp, Inc.’s Annual Meeting of Shareholders was held on April 26, 2022.  The following items were approved:

1) Election of the following members to CTBI’s Board of Directors for the ensuing year:

Nominee	For	Withheld
Charles J. Baird	10,541,389	137,404
Franklin H. Farris, Jr.	10,390,142	288,651
Mark A. Gooch	10,587,229	91,564
Eugenia Crittenden “Crit” Luallen	10,563,956	114,837
Ina Michelle Matthews	10,579,684	99,109
James McGhee II	9,998,406	680,387
Franky Minnifield	10,601,573	77,220
M. Lynn Parrish	10,273,894	404,899
Anthony W. St. Charles	10,487,698	191,095
Chad C. Street	10,592,275	86,518

2) Ratification of CTBI’s independent registered public accounting firm, BKD, LLP, for 2022:

For	Against	Abstained
14,077,829	87,337	118,793

3) The advisory (nonbinding) resolution relating to executive compensation:

For	Against	Abstained
9,797,684	719,477	161,632

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	April 27, 2022	/s/ Mark A. Gooch
Mark A. Gooch
Vice Chairman, President, and Chief Executive Officer